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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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/ /	Soliciting Material Pursuant to §240.14a-12
Dean Foods Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3600 North River Road
Franklin Park, Illinois 60131

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Dean Foods Company which will be held on Wednesday, September 26, 2001, at 10:00 A.M., local time, in Itasca, Illinois.

    The enclosed Notice of 2001 Annual Meeting and Proxy Statement contain details concerning the business to be conducted at the Annual Meeting. The Board of Directors of the Company recommends a vote "FOR" the election of the four directors nominated to serve until the 2004 Annual Meeting of Stockholders. As is customary, there will be a report on the Company's business, and stockholders will have an opportunity to inquire about the affairs of the Company that may be of general interest.

    Please sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the meeting even if you are unable to attend.

Sincerely,

Howard M. Dean Chairman of the Board and Chief Executive Officer

August 24, 2001

NOTICE OF 2001 ANNUAL MEETING

The Annual Meeting of Stockholders of Dean Foods Company will be held on Wednesday, September 26, 2001, at 10:00 A.M., Central Daylight Savings Time, at the Wyndham Hotel, 400 Park Boulevard, Itasca, Illinois, for the purpose of considering and acting upon the following:

  (1)
  The election of four directors to serve until the 2004 Annual Meeting.

  (2)
  Such other matters as may properly come before the meeting.

    Directions to the site of the Annual Meeting appear at the conclusion of the Proxy Statement.

    The Board of Directors has fixed the close of business on August 10, 2001, as the record date for the determination of stockholders entitled to vote at the meeting, and only holders of shares of Company Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed. A complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder of record for any purpose germane to the meeting during normal business hours at the corporate offices of Dean Foods Company at 3600 N. River Road, Franklin Park, Illinois, during the 10-day period preceding the meeting. A copy of the Company's Annual Report for fiscal year 2001 is concurrently being mailed to each person named in such list.

    The 2001 Annual Meeting may be postponed or adjourned from time to time without any notice other than by announcement at the meeting of any postponements or adjournments thereof, and any and all business for which notice is hereby given may be transacted at any such postponed or adjourned meeting.

    Whether or not you expect to be present at the meeting, please date, sign and return the enclosed proxy, which is solicited by the Board of Directors. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

Dale E. Kleber Secretary

August 24, 2001

YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THANK YOU.

Dean Foods Company
3600 North River Road
Franklin Park, Illinois 60131

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Dean Foods Company, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on September 26, 2001 (the "2001 Annual Meeting") and any adjournment thereof. A proxy in the accompanying form, properly executed and received by the Secretary prior to the closing of the polls on the particular matter and not revoked, will be voted FOR the election of directors as set forth therein (unless otherwise designated), or, to the extent no specification is made, will be voted in the election of directors as described under "Election of Directors" below. A proxy with respect to any matter may be revoked at any time prior to the closing of the polls on such matter at the 2001 Annual Meeting by giving notice of revocation or a duly executed proxy bearing a later date to the Secretary prior to the closing of the polls on such matter. The approximate date of mailing this Proxy Statement is August 24, 2001. The cost of soliciting proxies will be borne by the Company. The Company will solicit proxies by mail, and directors, officers and employees of the Company may solicit proxies by telephone, telegraph, facsimile transmission, e-mail or in person. The Company has retained Morrow & Company, Inc. to aid in the solicitation of proxies at a fee of $6,000 plus customary expenses.

    Only holders of Company Common Stock of record on the books of the Company at the close of business on August 10, 2001, will be entitled to vote at the meeting. On that date there were 35,769,877 shares outstanding, the holders of which are entitled to one vote per share. A majority of the outstanding shares of Company Common Stock will constitute a quorum for the transaction of business at the 2001 Annual Meeting.

    Pursuant to Delaware law, shares entitled to cast votes on a matter at the 2001 Annual Meeting which are the subject of an ABSTAIN on that matter will be treated for quorum and all other purposes relevant to that matter as being present at the meeting and entitled to vote and thus will have the same effect as a vote of such shares against that matter. Shares entitled to cast votes on a matter at the meeting which are the subject of a broker non-vote on that matter will be treated as present for quorum purposes relevant to that matter, but will not be included in determining whether a majority or other required percentage of the "shares present and entitled to vote" on that matter has been obtained.

ELECTION OF DIRECTORS

The Board of Directors consists of three classes of directors elected to serve staggered three-year terms of office. The class to be elected at the 2001 Annual Meeting consists of four directors to hold office until the 2004 Annual Meeting of Stockholders and until their successors shall have been elected and qualified. The nominees for the class to be elected are Lewis M. Collens, Howard M. Dean, Bert A. Getz, and J. Christopher Reyes (all of whom currently serve on the Board of Directors).

    Pursuant to a policy governing the retirement of Directors from the Board, (i) any non-employee Director who is elected as a Director of the Company prior to his/her 65th birthday and discontinues his/her principal position or identification which prevailed at the time of election must submit his/her resignation as a Director upon the request of the Corporate Governance Committee of the Board of Directors and the Chairman of the Board; (ii) any non-employee Director who is elected as a Director of the Company to a term expiring after his/her 70th birthday must submit his/her resignation as of the first day of the month after such birthday; (iii) any Director who is an employee of the Company or any of its subsidiaries must submit his/her resignation as a Director of the Company at the first meeting of the Board after termination of his/her employment with the Company and its subsidiaries; and (iv) notwithstanding the foregoing, a Director who is serving or has previously served as Chief Executive Officer of the Company must submit his/her resignation as a Director of the Company upon the request of a majority of the Board of Directors made at any time subsequent to one month before his/her 70th birthday.

    If the accompanying form of proxy is properly executed, the persons named as proxies therein will (unless otherwise designated) vote the shares of Company Common Stock represented by such executed proxy for the election of the four persons named below. In case any of the nominees is not a candidate at the meeting, an event which the Board of Directors does not anticipate, the enclosed proxy may be voted for a substitute nominee and (unless otherwise designated) will be voted for the other nominees named. Information supplied by the nominees and all other directors concerning their ages, business experience, and periods of service as Directors is shown below.

NOMINEES FOR ELECTION AT THE 2001 ANNUAL MEETING

For three-year terms expiring in 2004:

LEWIS M. COLLENS, President of Illinois Institute of Technology and Chairman of IIT Research Institute since 1990 and Chief Executive Officer of IIT Research Institute from 1990 to March 2001; Dean of IIT Chicago-Kent College of Law from 1974 to 1990. Director of AMSTED Industries (a manufacturer of components for the railroad and construction industries) since 1991. Director of the Company since December 1991; Chairman of Audit Committee; member of Corporate Governance Committee. Age 63.

HOWARD M. DEAN, Chairman of the Board of Directors of the Company since 1989, Chief Executive Officer since 1987 and President and Chief Operating Officer from 1970 to 1989. Director of Ball Corporation (a diversified manufacturer of containers and hi-tech products) since 1984, and Yellow Corporation (a nationwide common carrier) since 1987. Director of the Company since 1970; Chairman of Executive Committee. Age 64.

BERT A. GETZ, Chairman and Chief Executive Officer of Globe Corporation (a diversified investment firm) since 1992, President from 1974 to 1999, Director since 1974. Director of Ameritas Acacia Insurance Corporation since 1990. Director of the Company since 1989; Chairman of Corporate Governance Committee; member of Compensation Committee. Age 64.

J. CHRISTOPHER REYES, Chairman of Reyes Holdings, L.L.C. (a private food and beverage distribution company) since 1976. Director of Wintrust Financial Corporation (a financial services holding company) since 1997. Director of the Company since 1999; member of the Audit Committee. Age 47.

DIRECTORS WHOSE TERMS EXPIRE IN 2003:

PAULA HANNAWAY CROWN, Vice President of Henry Crown and Company (a private investment company) since 1985. Director of the Company since 1992; member of Compensation Committee. Age 42.

JOHN P. FRAZEE, JR., Private Investor since November 2000. Chairman of the Board of Directors and Chief Executive Officer of Paging Network, Inc. (a wireless messaging and information delivery company) from 1997 to November 2000 and President from 1997 to March 2000. Director of Security Capital Group Incorporated (a real estate operating company) since 1991, and Cabot Microelectronics Corporation (a supplier of chemical mechanical planarization polishing slurries to the semiconductor industry) since 2000. Director of the Company since 1988; member of Audit and Corporate Governance Committees. Age 56.

JANET HILL, Vice President of Alexander & Associates (a corporate consulting firm) since 1981. Director of Wendy's International, Inc. (a restaurant corporation) since 1995, Progressive Corporation (an insurance company) since 1996, Nextel Communications, Inc. (a wireless communications company) since 1999, and Security Capital Group Incorporated (a real estate operating company) since 2001. Director of the Company since 1997; member of Audit and Corporate Governance Committees. Age 53.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

EDWARD A. BRENNAN, Retired since 1995. Chairman and Chief Executive Officer of Sears, Roebuck and Co. from 1986 to August 1995. Director of Minnesota Mining & Manufacturing Company (a home product and chemical company) since 1986, AMR Corporation (an air transportation company) since 1987, Morgan Stanley (a financial services company) since 1993, The Allstate Corporation (an insurance company) since 1993, and Exelon Corporation (an electric company) since 1995. Director of the Company since March 1996; member of Audit and Executive Committees. Age 67.

JOHN S. LLEWELLYN, JR., Retired since 1997. President and Chief Executive Officer of Ocean Spray Cranberries, Inc. (marketing cooperative of cranberry and citrus growers) from 1988 to 1997. Director of the Company since 1994; member of Compensation and Corporate Governance Committees. Age 66.

RICHARD P. MAYER, Retired since 1995. Chairman and Chief Executive Officer of Kraft General Foods North America (a diversified food company) from 1991 to January 1995; President of General Foods Corporation, 1989-1991. Director of Brown-Forman Corporation (a liquor and wine company) since 1994. Director of the Company since March 1996; Chairman of Compensation Committee; member of Executive Committee. Age 61.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

The Board of Directors held sixteen meetings during fiscal year 2001.

    The Audit Committee of the Board of Directors meets with management of the Company and the Company's independent accountants to discuss the scope and results of the annual audit by the independent accountants, the fees of and services to be performed by the independent accountants, and the adequacy of the Company's system of internal controls. The Audit Committee met three times in fiscal year 2001.

    The Compensation Committee of the Board of Directors reviews and recommends, subject to the approval of the Board of Directors, salaries and other forms of cash compensation of elected Company officers, grants options and other awards under the Company's 1989 Stock Awards Plan, administers such Plan, the Company's Supplemental Incentive Compensation Plan and the Company's Supplemental Benefit Plan, and reviews other personnel and compensation matters with the Company's management. The Compensation Committee met three times in fiscal year 2001.

    The Corporate Governance Committee of the Board of Directors is authorized to nominate individuals for election or reelection to the Board at any Annual Meeting of Stockholders and appoint individuals to fill any vacancy resulting from the resignation or retirement of a director. The Corporate Governance Committee considers suggestions regarding candidates for election to the Board submitted by stockholders in writing to the Secretary of the Company. With regard to the 2002 Annual Meeting, any such suggestion must be received by the Secretary no later than the date by which stockholder proposals for the 2002 Annual Meeting must be received as described below under the heading "Deadline for Submission of Stockholder Proposals for Inclusion in 2002 Proxy Materials". The Corporate Governance Committee met once in fiscal year 2001. The candidates for election at the 2001 Annual Meeting were nominated by the Board of Directors as a whole.

    During fiscal year 2001, each director of the Company who was not a salaried officer, employee, or paid consultant was paid an annual fee of $30,000 and fees of $1,200 for each meeting of the Board of Directors attended in person, $1,000 for each committee meeting attended in person and $1,000 for each Board or committee meeting attended by telephone. Such directors were also reimbursed for their out-of-pocket expenses of attending Board and committee meetings. Under a deferred compensation plan adopted in 1982 by the Board, directors may elect to defer payment of all or a portion of their annual fees, board meeting fees and committee meeting fees until after they cease to be directors. Deferred fees, and certain other amounts credited to the directors' accounts during 1996 in connection with the termination of a 1986 directors' retirement plan, accrue interest semiannually at the average prime rate. Directors may elect to have all or a portion of their deferred fees and such other amounts credited to a Company Common Stock account in Units based upon the market value of Company Common Stock on the dates credited. Additional Units are automatically awarded based upon dividends paid on Company Common Stock. Following termination of service as a director, a director is entitled to receive in cash (paid in annual installments determined by the Compensation Committee, which administers the plan) the market value of the Company Common Stock underlying the Units in such director's Company Common Stock account.

    The following table sets forth the number of Units credited as of July 31, 2001 to the Company Common Stock Accounts for the directors who were not officers, employees, or paid consultants and who were participating in the Company's deferred compensation plan for directors. Each Unit is equivalent in value to one share of Company Common Stock.

Name	Number of Units
Edward A. Brennan	7,204.68
Lewis M. Collens	7,124.49
Paula Hannaway Crown	10,884.75
John P. Frazee, Jr	11,069.92
Bert A. Getz	20,558.25
John S. Llewellyn, Jr	7,614.08
Richard P. Mayer	4,703.05
J. Christopher Reyes	2,676.35

    Under the 1996 Director Stock Awards Plan, as amended, the Board may from time to time grant directors who are not employees of the Company or any of its subsidiaries non-qualified options to purchase shares of Company Common Stock at the market value on the date of grant and/or restricted Company Common Stock. The maximum number of shares which may be issued under the Plan is 200,000 (subject to adjustment).

    Pursuant to the Plan, during fiscal year 2001 non-qualified options at $31.75 per share were granted as follows: Mr. Brennan—3,000 shares; Mr. Collens—3,000 shares; Ms. Crown—3,000 shares; Mr. Frazee—3,000 shares; Mr. Getz—3,000 shares; Ms. Hill—3,000 shares; Mr. Llewellyn—3,000 shares; Mr. Mayer—3,000 shares; and Mr. Reyes—3,000 shares. Each option has a term of ten years, but, if earlier, will expire five years after the optionee terminates his or her service with the Board of Directors. Subject to acceleration in the event of a "change in control" (defined the same as in the agreements described below under the heading "Change in Control Agreements") or the optionee's death or disability while a director, each option becomes exercisable over three years at the rate of 33% per year, commencing one year after the date of grant, provided the optionee is still a Company director and not an employee of the Company or any of its subsidiaries. In the event of a change in control (as so defined), the optionee may, during the succeeding 90 days, in lieu of exercising the option, surrender it to the Company in return for a cash payment equal to the excess of the highest fair market value, during the thirty days preceding or succeeding the event, of the shares for which the option is then exercisable over their exercise price.

EXECUTIVE COMPENSATION

The following tables and text discuss the compensation paid in fiscal year 2001 and the two prior fiscal years to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company serving at the end of fiscal year 2001, and one former executive officer of the Company.

Summary Compensation Table

									Long Term Compensation
	Annual Compensation								Awards	Payouts
Name and Principal Position	Year	Salary($)			Bonus($)			Other Annual Compensation ($)(11)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Howard M. Dean Chairman of the Board and Chief Executive Officer	2001 2000 1999	$ $ $	735,000 700,000 700,000		$ $ $	124,950 677,408 448,630	(10)	— — —	100,000 86,000 57,600	— — —	$ $ $	64,241 55,573 62,455	(12)
Richard E. Bailey Former President and Chief Operating Officer(1)	2001 2000 1999	$ $ $	601,333 625,000 625,000		$ $ $	— 464,063 353,438		— — —	100,000 104,000 45,000	— — —	$ $ $	165,941 31,069 20,227	(12)
Eric A. Blanchard Vice President and President—Dairy	2001 2000 1999	$ $ $	360,000 330,000 240,000	(2) (3) (4)	$ $ $	191,430 316,219 145,625	(10) (10)	— — —	43,500 50,000 30,000	— — —	$ $ $	21,505 15,827 13,701	(12)
Douglas A. Parr Vice President— Dairy Sales and Marketing	2001 2000 1999	$ $ $	255,000 242,000 238,000	(5) (6) (7)	$ $ $	105,417 158,413 71,456	(10)	— — —	12,000 13,000 7,500	— — —	$ $ $	14,666 11,389 13,877	(12)
Barbara A. Klein Vice President—Finance and Chief Financial Officer	2001 2000 1999	$ $ $	300,000 — —	(8) (8)	$ $ $	39,600 — —	(8) (8)	— — —	15,000 — —	— — —	$ $ $	4,875 — —	(12)
James R. Greisinger Vice President and President Specialty Foods Group	2001 2000 1999	$ $ $	300,000 254,000 240,000	(9)	$ $ $	32,400 57,912 162,720		— — —	20,000 25,000 11,100	— — —	$ $ $	13,358 14,776 18,913	(12)

(1)
Mr. Bailey resigned from the Company effective April 30, 2001.

(2)
Includes $72,000 of deferred compensation.

(3)
Includes $55,000 of deferred compensation.

(4)
Includes $29,000 of deferred compensation.

(5)
Includes $42,000 of deferred compensation.

(6)
Includes $42,000 of deferred compensation.

(7)
Includes $40,500 of deferred compensation.

(8)
Ms. Klein became employed by the Company, as Vice President, Finance and Chief Financial Officer on June 1, 2000.

(9)
Includes $96,000 of deferred compensation.

(10)
Pursuant to the Company's 1989 Stock Awards Plan, the Company's Compensation Committee has permitted eligible employees to elect to receive Company Common Stock in lieu of all or a portion of incentive cash bonuses otherwise payable to them for fiscal years 1998, 1999 and 2000. At the time of issuance, the shares had a fair market value equal to 115% of the cash bonus which the employee elected to receive in Company Common Stock. The bonuses reflected include the fair market value of such shares in excess of the bonus amounts which the executive elected to receive in Company Common Stock.

(11)
The Securities and Exchange Commission ("SEC") rules regarding executive compensation do not require disclosure unless the amount of such other annual compensation for a fiscal year is greater than or equal to either $50,000 or 10 percent of the total annual salary and bonus for such fiscal year reported for the named executive officer, whichever is less.

(12)
Consists of matching contributions (Mr. Dean: $5,250; Mr. Bailey: $5,250; Mr. Blanchard: $5,250; Mr. Parr: $5,250; Ms. Klein: $4,875; and Mr. Greisinger: $5,250) for eligible covered employees made by the Company pursuant to the Dean Foods Company Savings and Investment Plan, and accruals (Mr. Dean: $58,991; Mr. Bailey: $31,594; Mr. Blanchard: $16,255; Mr. Parr: $9,416; Ms. Klein: $0; and Mr. Greisinger: $8,108) for the lump sum payments at retirement under the Dean Foods Company Supplemental Benefit Plan described under "Retirement Benefits" below. For Mr. Bailey, it also includes payments and vacation pay, and the value of continuing life, health and dental insurance, and other benefits provided by the Company to Mr. Bailey in connection with his resignation.

Option/SAR Grants in Last Fiscal Year

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (10 Years)(2)
	Individual Grants					5%($)		10%($)
Name	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Price Per Share at Expiration Date	Aggregate Potential Realizable Value	Potential Price Per Share at Expiration Date	Aggregate Potential Realizable Value
Howard M. Dean	100,000	(1)	8.8%	$31.75	6/1/2010	$51.72	$1,997,000	$82.35	$5,060,000
Richard E. Bailey	100,000	(1)	8.8%	$31.75	6/1/2010	$51.72	$1,997,000	$82.35	$5,060,000
Eric A. Blanchard	43,500	(1)	3.8%	$31.75	6/1/2010	$51.72	$868,695	$82.35	$2,201,100
Douglas A. Parr	12,000	(1)	1.1%	$31.75	6/1/2010	$51.72	$239,640	$82.35	$607,200
Barbara A. Klein	15,000	(1)	1.3%	$31.75	6/1/2010	$51.72	$299,550	$82.35	$759,000
James R. Greisinger	20,000	(1)	1.8%	$31.75	6/1/2010	$51.72	$399,400	$82.35	$1,012,000

(1)
Non-qualified option granted under the Company's 1989 Stock Awards Plan at an exercise price equal to the market price on the date of grant. Such option becomes exercisable over three years at the rate of 33% per year, commencing one year after the date of grant, subject to acceleration in the event of a "change in control" of the Company (defined the same as in the agreements described below under the heading "Change in Control Agreements").

(2)
The potential prices per share at expiration date and aggregate potential realizable values result from calculations assuming 5% and 10% growth rates in share price as prescribed by the SEC and are not intended to forecast future price appreciation of Common Stock of the Company nor the actual value that the named executives will realize. Executives will realize the indicated values only if the price of Company Common Stock appreciates by the hypothetical annual percentage increases indicated.

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable		Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable(2)

Howard M. Dean	0	$0	501,303/193,300		$5,166,066/1,006,730
Richard E. Bailey	0	$0	289,000/0	(1)	$1,114,960/0
Eric A. Blanchard	1,142	$9,584	107,707/98,500		$798,465/102,750
Douglas A. Parr	0	$0	56,613/16,000		$463,267/26,715
Barbara A. Klein	0	$0	0/15,000		$0/124,500
James R. Greisinger	1,247	$11,790	84,275/44,300		$777,511/217,375

(1)
In connection with his resignation, Mr. Bailey's outstanding stock options became vested on April 30, 2001.

(2)
Based upon a 2001 fiscal year end Company Common Stock price of $40.05 per share.

Long-Term Incentive Plans—Awards in Last Fiscal Year

			Estimated Future Payouts under Non-Stock Price-Based Plans
		Performance or Other Period Until Maturation or Payout
	Number of Shares, Units or Other Rights (#)(1)
Name			Threshold ($)	Target ($)	Maximum ($)

Howard M. Dean	—	2 years	$757,725	$1,212,360	$2,020,600
Richard E. Bailey(2)	—	2 years	—	—	—
Eric A. Blanchard	—	2 years	$337,725	$540,360	$900,600
Douglas A. Parr	—	2 years	$63,300	$101,280	$168,800
Barbara A. Klein	—	2 years	$227,700	$364,320	$607,200
James R. Greisinger	—	2 years	$121,575	$194,520	$324,200

(1)
Awards are not expressed in these terms. Provided a threshold is met, each award entitles the executive to receive a payment following the end of the two year (fiscal years 2001 and 2002) performance period, based on the Company's earnings per share at the end of fiscal year 2002. Such payments are to be made in cash or in a number of shares of Common Stock equivalent in Value to 115% of such Award, with the remaining portion of the Award in cash.

(2)
Richard Bailey forfeited his Performance Award when his employment terminated prior to one full fiscal year.

Employment Arrangements

The Company has agreed to make various payments and provide certain continuing benefits to Richard E. Bailey in connection with his resignation, including the value of continuing life, health and dental insurance, outplacement services, financial counseling services, and other benefits, in the aggregate amount of up to $2,796,200. In addition, the unvested portion of Mr. Bailey's outstanding stock options vested in full on April 30, 2001.

Retirement Benefits

A majority of the Company's salaried employees, and certain non-union hourly employees, are covered under the Dean Foods Company Retirement Plan (formerly known as the Dean Foods Company Salaried Employees Pension Plan), a tax-qualified "pension equity" defined benefit plan. Benefits are based upon the aggregate of the percentages of a participant's highest average "total compensation" paid during any 60 consecutive months out of the last 180 months of service accumulated for each year of service. Such percentage for each year prior to 1986 ranged from 1% to 1.5%, and for each year after 1985 ranges from 1% to 22% dependent upon the participant's then age plus years of service. Benefits relating to a participant's service at an entity acquired by the Company may be based on a slightly different formula which takes into account the pension benefits for service covered under the acquired entity's plan prior to the date such plan was merged into the Retirement Plan. Benefits are payable monthly (or, at the participant's election, in a lump sum actuarial equivalent) beginning at age 65. "Total compensation" means total compensation excluding deferred compensation and any bonuses other than annual incentive bonuses, subject to each calendar year's limit applicable to tax-qualified retirement plans ($170,000 for calendar year 2001; and indexed for each year thereafter). Annual benefits payable from the plan are currently subject to a limit of $140,000 under the Internal Revenue Code of 1986, as amended. Such limit is subject to upward adjustments for cost-of-living increases. For employees who were participants in the plan on December 31, 1997, under "grandfather" provisions added in connection with amendments to the plan effective January 1, 1998, the benefits accumulated for 1986 through 1997 will not be reduced from what they would have been but for such amendments. For those of such employees who were age 59 or older on December 31, 1997, such "grandfather" provisions also extend to years after 1997.

    In January 1981, because a substantial portion of the compensation for elected officers of the Company did not then qualify as pension plan earnings, the Board of Directors adopted the Dean Foods Company Supplemental Benefit Plan to provide for the payment of supplemental retirement benefits. Under the plan as amended, each officer and each of certain other highly compensated employees (or the officer's or employee's designated beneficiary) is entitled to receive an additional monthly retirement benefit and a lump sum retirement benefit. The additional monthly retirement benefit, which is payable in the event the employee's employment with the Company is terminated on account of death or after five years of service, is equal to the excess of what the employee's (or beneficiary's) monthly benefit under the Retirement Plan would have been without regard to Internal Revenue Service limitations over the employee's (or beneficiary's) actual monthly benefit under such Plan. The lump sum retirement benefit, which is payable in the event the employee's employment with the Company is terminated on account of death or after five years of service (or, at a proportionately reduced amount, in the event of fewer years of service), is equal to the sums of amounts credited to the employee's account annually during the employee's participation in the plan together with interest on credited amounts accrued annually at eight percent (8%). The amount credited annually equals (i) the percentage, if any, set by the Board of Directors (0% during fiscal year 2000 and, currently, also 0% thereafter) of the excess of the employee's total compensation (as defined for purposes of the Retirement Plan) for such year under the Dean Foods Company Savings and Investment Plan (formerly known as the Dean Foods Company Investment and Profit Sharing Plan) determined without regard to such year's limit applicable to tax-qualified retirement plans over such limit, plus (ii) provided the employee makes his or her maximum matchable contribution to that Plan for such year, the amount of the matching contribution the Company would have made under that Plan with respect to the excess described in clause (i) had there been no limit on such total compensation applicable to tax-qualified retirement plans. For officers who were participants in the plan on October 1, 1996, under "grandfather" provisions added in connection with amendments to the plan effective that date, the additional monthly retirement benefits will not be reduced from what they would have been but for such amendments.

    Currently, Messrs. Dean, Blanchard, Parr, Klein and Greisinger and 13 other executive officers participate in the plan.

    Total estimated annual benefits for the executive officers named in the Summary Compensation Table, other than Mr. Bailey, are shown below. The benefits shown for them (i) are based on each executive officer's current total compensation (including an estimate of such executive officer's annual incentive bonus for fiscal year 2002), (ii) are assumed payable under the plan options providing benefits for the life of the executive officer only, and (iii) are based on service through normal retirement age (age 65). The amount shown for Mr. Bailey is the annual benefit he will receive under the Dean Foods Company Retirement Plan commencing at age 65, assuming he elects the plan option providing for his life only. Reduced pension benefits may be payable prior to age 65 upon early retirement, disability or death.

Pension Plan Table

Name	Estimated Annual Pension At Age 65
Howard M. Dean	$706,000
Richard E. Bailey	$53,000
Eric A. Blanchard	$201,000
Douglas A. Parr	$110,000
Barbara A. Klein	$74,000
James R. Greisinger	$257,000

    Based on each executive officer's current total compensation (including such estimated annual incentive bonus) and on service through normal retirement age (age 65), the estimated lump sum payments under the Supplemental Benefit Plan at retirement for the executive officers named in the Summary Compensation Table are: Mr. Dean: $442,000; Mr. Blanchard: $830,000; Mr. Parr: $107,000; Ms. Klein $225,000; and Mr. Greisinger $94,000. Mr. Bailey's lump sum payment under the Supplemental Benefit Plan at age 65 will be $77,000.

Change in Control Agreements

The Company is a party to agreements with Messrs. Dean, Blanchard, Parr, Klein and Greisinger and 13 other executive officers which provide that in the event of such executive's involuntary termination of employment (other than retirement at or after his or her "normal retirement date", or termination for "good cause", or death, or being "permanently disabled" for six months, as such terms are defined in the agreements) within two years after a "change in control" of the Company, he or she will promptly be paid certain guaranteed amounts. These guaranteed amounts are also payable if the officer voluntarily terminates employment within the 60-day period that begins on the first anniversary of a change in control. The guaranteed payments include (i) accrued salary and vacation pay, (ii) any unpaid bonus for the preceding year, (iii) prorated incentive compensation for the current year, and (iv) the equivalent of base salary, annual bonus and the value of certain financial planning and tax preparation services for two years (or, if less, for the period until his or her normal retirement date), based on levels during the preceding year. In addition, during the two years following such termination (or any lesser period until the executive's death or normal retirement date), the Company will maintain all life insurance, dental, medical, health and accident and disability plans, programs or arrangements in which the executive was entitled to participate immediately prior to the change in control (or will arrange for substantially the same benefits); in each case subject to offset for any substantially similar benefits provided by any new employer. The executive will also be provided certain outplacement services and will be given credit under the Dean Foods Company Retirement Plan (or any successor plan) and Supplemental Benefit Plan for service during such period, and his or her compensation for purposes of such plans will reflect the payments referred to above. To the extent such credit or calculation of compensation is not permitted by the terms of a plan, the present value of the benefit he or she would otherwise receive will be paid to him or her promptly after termination of employment. In the event the payments to the executive on account of accrued amounts and additional salary, bonus and financial planning and tax preparation services, either alone or together with other amounts the executive would have the right to receive from the Company, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Company is required to reimburse the executive officers for the federal excise taxes that are imposed on the payments or other benefits plus the additional tax due on the reimbursement. The Company has agreed to reimburse the executive for legal fees and expenses incurred by him or her in enforcing any right or benefit provided by his or her agreement.

    For purposes of the agreements, a "change in control" includes (i) the acquisition by any person of 33% or more of the Company's voting securities (other than certain acquisitions directly from the Company, by a Company sponsored or controlled employee benefit plan or pursuant to clause (iii) below), (ii) persons who were directors of the Company on the date of the agreements cease to constitute a majority of the Board, unless the new directors were approved by a majority vote of the continuing directors, (iii) approval by the stockholders of the Company of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company, and the subsequent consummation of such reorganization, merger, consolidation, sale or disposition in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a transaction in which (x) at least 67% of the shares of the surviving corporation are held by the Company's stockholders and the proportionate ownership of the common stock of the surviving corporation remains substantially unchanged, (y) no person (other than the Company, any company sponsored or controlled employee benefit plan, the corporation resulting from such transaction, or any person owning 33% or more of the voting securities of the Company immediately prior to such transaction) will beneficially own 33% or more of the outstanding voting securities of the resulting corporation and (z) individuals who were members of the Board of Directors of the Company will constitute at least a majority of the members of the board of directors of the resulting corporation, or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution.

    In return for the benefits provided by his or her agreement, each executive agrees to continue to perform the regular duties of his or her current office (and/or such duties of such other positions to which he or she may be elected or assigned), subject to termination of employment by the Company at any time and to resignation by him or her at any time or on his or her normal retirement date upon 30 days' prior written notice.

    The Company may terminate any agreement, as of and with respect to any change in control occurring after a date at least two years after notice of termination, by written notice to the executive.

    These agreements may be regarded as having an "anti-takeover" effect.

Comparison of Five Year (1) Cumulative Total Return (2) of Dean Foods
Company Common Stock, the S&P MidCap 400 Index (3)
and the S&P MidCap Food Index (4)

(1)
Compares fiscal years ending on or about May 31st of the years indicated.

(2)
The comparison of total return on investment (change in fiscal year end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on June 1, 1996 in Dean Foods Company Common Stock, and in each of the S&P MidCap 400 Index and the S&P MidCap Food Index, all of which are published industry indices.

(3)
The S&P MidCap 400 Index is composed of public companies with market capitalizations between approximately $1 billion and $5 billion. As of August 10, 2001, the Company had a market capitalization of $1.5 billion.

(4)
Companies in the S&P MidCap Food Index are as follows: Dean Foods Company, Dole Food Company, Inc., Dreyer's Grand Ice Cream, Inc., Hormel Foods Corporation, IBP, Inc., Interstate Bakeries Corporation, Lance, Inc., McCormick & Company, Incorporated, Sensient Technologies, The J. M. Smucker Company, Suiza Foods Corporation, Tootsie Roll Industries, Inc. and Tyson Foods, Inc.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal year 2001 consisted of Messrs. Mayer (Chair), Getz and Llewellyn, and Ms. Crown, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. There were no interlocks or relationships requiring disclosure under applicable SEC rules.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed of four directors, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. The Committee reviews and recommends, subject to the approval of the Board of Directors, the Company's compensation policies and programs. In its deliberations, the Committee receives and considers recommendations from Mr. Dean, the Company's Chairman, Chief Executive Officer and Chief Operating Officer. However, Mr. Dean is not present during any deliberations directly involving his compensation.

    The Company's compensation policies are designed to attract and retain highly capable executives and provide performance incentives for such executives. The ultimate objective of the Company's compensation policies and programs is to increase stockholder value by linking management's compensation to the Company's performance. Accordingly, a Company executive's total cash compensation will vary in relation to the Company's performance, the financial performance of those business operations in which the executive is most directly involved, if applicable, individual achievement and other factors. In addition, the grant of stock options and performance awards to Company executives is considered an effective incentive for the creation of shareholder value, since the value of stock options is directly linked to increases in the per share price of Company Common Stock and the value of performance awards is directly linked to the Company's financial performance and the per share price of Company Common Stock.

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deductibility of certain compensation paid to the Chief Executive Officer and the other four highest paid executive officers at the end of each fiscal year, with respect to fiscal years commencing on or after January 1, 1994. Compensation paid pursuant to programs meeting certain specified requirements is exempted from this limitation. The Committee has taken and intends to continue to take actions, including seeking stockholder approval, to ensure that the Company's executive compensation programs meet such requirements, except in those cases where the Committee believes stockholder interests are best served by retaining flexibility of approach.

    In conformance with the foregoing compensation philosophy, the total annual compensation for executives of the Company and its subsidiaries is determined under three principal compensation programs—base salary, annual incentive bonuses and stock-based awards granted under the Company's 1989 Stock Awards Plan. These three compensation programs, as implemented for the 2001 fiscal year, are described below.

    Base Salary.  An executive's base salary is determined after a review of external comparisons using studies prepared by compensation consulting firms, other salary surveys and internal comparisons against peers. Such data may or may not include some of the companies reflected in the S&P MidCap Food Index used in the stock performance graph above. Base salaries, in general, are intended to correspond to the median of the base salaries paid by comparable companies to their executives in comparable positions. Salary reviews typically occur once a year. Adjustments may be made to base salary for geographic disparities in the cost of living, salary anomalies resulting from acquisitions, individual potential for advancement and other factors.

    Incentive Bonuses.  Annual incentive bonuses are paid pursuant to three discretionary programs.

    The first program, established under the 1989 Stock Awards Plan, provides for bonuses based on one or more Company financial performance criteria established by the Compensation Committee during the first ninety days of the fiscal year. For bonuses payable under this program for the 2001 fiscal year and the current fiscal year, the financial performance criteria are return on invested capital and earnings before interest and taxes. In no event may the bonus amount paid to an executive under this bonus program for a fiscal year exceed $1,500,000. Under a second incentive bonus program, which is not part of the 1989 Stock Awards Plan, executives participating in the first program may receive additional annual bonuses based primarily, if not exclusively, on the achievement of personal performance goals set during the first ninety days of the fiscal year.

    Such bonuses are payments calculated as percentages of an executive's base salary. Generally, a target total bonus for both programs is determined for each executive ranging from 50% to 85% of base salary depending upon the executive's position and scope of responsibility. It is intended that, if certain performance goals are achieved, an executive's total cash compensation will be competitive. A majority of the aggregate annual incentive bonuses paid for the 2001 fiscal year to executives who participated in the foregoing bonus programs consisted of the achievement of personal performance goals.

    Under a separate cash bonus plan, the Company pays bonuses to certain other executive officers who have primary responsibilities within a particular operating subsidiary or division of the Company and who normally do not participate in the programs described above. Under this plan, the bonus amounts are based upon achievement of return on invested capital targets, earnings before interest and taxes targets and individual performance goals established each year by the Company's senior management.

    For fiscal year 2001, bonuses for executive officers ranged from approximately 9% to 53% of their base salaries and their total cash compensation ranged from less than the 50th percentile to the 75th percentile of such total cash compensation paid by comparable companies to their executives in comparable positions.

    Stock-Based Awards.  Under the Company's 1989 Stock Awards Plan, executives may be granted stock options, stock bonus awards, stock appreciation rights, restricted stock, performance shares awards and other equity-related awards. It is the Committee's belief that Company executives are more effectively motivated to manage the Company's business in the best interest of its stockholders when such executives possess an ownership interest in the Company parallel to the stockholders. It has been the Committee's practice to utilize incentive stock options, non-qualified options and equity-related bonus awards to achieve commonality of interest with the stockholders in the long-term performance of the Company.

    The number of options and performance awards already held by a particular executive is not a factor in determining the number of options and performance awards granted. Generally, the aggregate value of stock options and performance awards granted to a particular executive is determined with reference to the median aggregate value of stock-based compensation awarded to a survey group of company executives having similar responsibilities. The survey group was developed by a nationally recognized compensation consulting firm using survey data relating to executives of companies with gross revenues comparable to those of the Company. Such survey group may or may not have included some of the companies reflected in the S&P MidCap Food Index used in the stock performance graph above.

    During fiscal year 2001, stock option grants and performance awards were made to executives by the Compensation Committee under the Company's 1989 Stock Awards Plan.

Compensation of Chief Executive Officer

The base salary of Howard M. Dean during fiscal year 2001 was established in accordance with the Company's compensation policy for base salaries described above. Mr. Dean's base salary was below the 50th percentile of base salaries paid by the survey group during calendar 2000.

    Mr. Dean's combined base salary and incentive bonuses for fiscal year 2001 was below the 50th percentile for total compensation paid to CEOs in the survey group previously noted. Stock options were awarded to Mr. Dean in fiscal year 2001 having an aggregate value at approximately the 50th percentile of the value of stock-based compensation awarded to CEOs in the survey group.

Richard P. Mayer, Chairman Paula Hannaway Crown Bert A. Getz John S. Llewellyn, Jr.
Members of the Compensation Committee

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of the Company (the "Audit Committee") during fiscal year 2001 consisted of Messrs. Collens (Chair), Brennan, Frazee and Reyes, and Ms. Hill, none of whom is a former or current officer or employee of the Company or any of its subsidiaries. Under applicable rules of the New York Stock Exchange, all current members of the Audit Committee are independent. The Board of Directors adopted a written charter for the Audit Committee, which was included as Appendix A to the Company's Notice of 2000 Annual Meeting and Proxy Statement.

    The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

    In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication With Audit Committees).

    In addition, the Audit Committee has discussed with the independent auditors, the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and considered whether the provision of non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining that firm's independence.

    The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee also met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended May 27, 2001, for filing with the Securities and Exchange Commission.

Lewis M. Collens, Chairman Edward A. Brennan John P. Frazee, Jr. Janet Hill J. Christopher Reyes
Members of the Audit Committee

AUDIT, FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION AND OTHER FEES

For the fiscal year ended May 27, 2001, the total fees and expenses incurred by the Company to PricewaterhouseCoopers LLP, the Company's principal accounting firm, were $1,939,881. Of that amount, an aggregate of $519,840 was for audit services and $1,420,041 was for other services, primarily tax advice, assistance in due diligence reviews and other consulting services. PricewaterhouseCoopers LLP was not engaged by the Company during fiscal year 2001 to perform any financial information systems implementation and design services.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of August 10, 2001, information with respect to the Company Common Stock beneficially owned by: (i) any person known by the Company to be the beneficial owner of more than five percent of the outstanding Company Common Stock, (ii) each director of the Company, (iii) each executive officer named in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Each of the directors had, as of such date, sole voting and disposition power as to the shares shown in the table as beneficially owned by him or her, other than those shown as being shares as to which beneficial ownership is disclaimed.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class

Estate of Lydia M. O'Connor, c/o Stuart Levin & Associates, P.C., 3330 Old Glenview Road, Suite 14, Wilmette, IL 60091, owns individually	177,000		0.5%
and has sole voting and investment power as to	1,930,703	(1)	5.4%

	2,107,703		5.9%

Richard E. Bailey	291,314	(2)	0.8%
Eric A. Blanchard	163,267	(2,3)	0.5%
Edward A. Brennan	12,240	(2)	*
Lewis M. Collens	15,740	(2)	*
Paula H. Crown	16,740	(2)	*
Howard M. Dean	949,117	(2,4)	2.7%
John P. Frazee, Jr.	20,063	(2)	*
Bert A. Getz	24,740	(2,5)	0.1%
James R. Greisinger	110,080	(2)	0.3%
Janet Hill	4,250	(2)	*
Barbara A. Klein	5,191	(2)	*
John S. Llewellyn, Jr.	12,740	(2)	*
Richard P. Mayer	15,740	(2)	*
Douglas A. Parr	72,054	(2)	0.2%
J. Christopher Reyes	990	(2)	*
All directors and executive officers of the Company as a group (28 persons)	2,162,125	(6)	6.0%

  *Less than 0.1%

(1)
Ms. O'Connor is the sole trustee (with sole voting and investment power) of two trusts holding, in the aggregate, 1,930,703 shares. She has a 50% life interest in the income from such trusts.
(2)
Includes shares which may be acquired pursuant to stock options within 60 days after August 10, 2001: Mr. Bailey: 289,000; Mr. Blanchard: 142,062; Mr. Brennan: 10,740; Mr. Collens: 14,740; Ms. Crown: 14,740; Mr. Dean: 549,203; Mr. Frazee: 14,740; Mr. Getz: 14,740; Mr. Greisinger: 97,806; Ms. Hill: 3,750; Ms. Klein: 4,950; Mr. Llewellyn: 12,740; Mr. Mayer: 10,740; Mr. Parr: 65,698; and Mr. Reyes: 990.
(3)
Includes 7,467 shares with respect to which Mr. Blanchard disclaims beneficial ownership.
(4)
Includes 310,339 shares held by Mr. Dean, as General Partner of a family limited partnership, of which Mr. Dean disclaims beneficial ownership of 153,292 shares. In addition, Mr. Dean disclaims beneficial ownership of 26,000 shares which are not part of the family limited partnership.
(5)
Includes 2,500 shares with respect to which Mr. Getz disclaims beneficial ownership.
(6)
Includes 346,306 shares with respect to which directors and executive officers disclaim beneficial ownership and 1,624,237 shares which directors and executive officers have the right to acquire pursuant to stock options within 60 days after August 10, 2001.

INDEPENDENT ACCOUNTANTS

The Company's financial statements for the fiscal year ended May 27, 2001 were audited by PricewaterhouseCoopers LLP. In connection with their audit function, PricewaterhouseCoopers LLP also reviewed filings with the Securities and Exchange Commission and reports to stockholders, and provided technical assistance to the Company's accounting staff.

    The Board of Directors of the Company has selected PricewaterhouseCoopers LLP as independent accountants to audit the accounts of the Company and its subsidiaries for the fiscal year ending May 26, 2002.

    Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of reports of ownership, reports of changes of ownership and written representations under Section 16(a) of the Securities Exchange Act of 1934 which were furnished to the Company during or with respect to fiscal year 2001 by persons who were, at any time during fiscal year 2001, directors or officers of the Company or beneficial owners of more than 10% of the outstanding shares of Company Common Stock, no such person failed to file on a timely basis any report required by such Section during fiscal year 2001.

OTHER MATTERS

The Board of Directors of the Company does not know of any other matters that are to be presented for action at the meeting. Should any other matter come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment, except as otherwise provided in Rule 14a-4(c)(1) under the Securities Exchange Act of 1934.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN 2002 PROXY MATERIALS

All proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than the close of business on April 27, 2002 for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

ADVANCE NOTICE REQUIREMENT FOR ANY NOMINATION OR MATTER TO BE RAISED BY A STOCKHOLDER

Any nomination for election to the Board of Directors of the Company at any meeting of stockholders, or proposal of business to be transacted at any meeting of stockholders, that is not included in the Company's Proxy Statement and form of proxy relating to the meeting but that a stockholder wishes to make at the meeting may be made only if it may properly be made by the stockholder at the meeting and only if the stockholder delivers a notice to the Secretary of the Company at its principal executive offices on a timely basis. For an annual meeting, the notice must be so delivered not less than 60 days nor more than 90 days prior to the anniversary of the prior year's annual meeting (unless the date of the meeting is more than 30 days prior to or more than 60 days after the anniversary of the prior year's annual meeting, in which event such notice must be so delivered not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 60th day prior to the meeting or the 10th day following the date on which public announcement of the meeting date is made). For a special meeting, the notice must be so delivered not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 60th day prior to the meeting or the 10th day following the date on which public announcement of the meeting date is made. The notice must set forth the related information required by Article II, Section 10 of the Company's bylaws. Such information generally consists of the information relating to any nominee that would be required to be disclosed in the Company's Proxy Statement for that meeting if the nominee were proposed by the Company or, as to other matters, a brief description of the matter, the reason for the proposal and any material interest of the proposing stockholder (or beneficial owner) in the matter and information regarding the proposing stockholder (or beneficial owner) and such stockholder's (or beneficial owner's) beneficial ownership of shares of the Company.

DISCRETIONARY VOTING OF 2002 PROXIES

The persons named in proxies solicited by the Company's Board of Directors in connection with the Company's 2002 Annual Meeting of Stockholders will have discretionary authority to vote such proxies with respect to any matter properly presented by a stockholder at the meeting that is not specifically set forth in the notice of the meeting if the Company does not have notice of such matter on or before July 10, 2002 (unless the date of the meeting is changed by more than 30 days from September 26, 2002 in which event such persons will have such discretionary authority if the Company does not have notice of such matter a reasonable time before the Company mails its proxy materials for the meeting).

Dale E. Kleber Secretary

August 24, 2001

DIRECTIONS TO DEAN FOODS COMPANY
ANNUAL MEETING OF STOCKHOLDERS

WYNDHAM HOTEL NORTHWEST CHICAGO
400 PARK BOULEVARD
ITASCA, IL 60143
Telephone: (630) 773-4000

From the North:

Take Rt. 53 South to the Thorndale Avenue exit. Turn left on Thorndale Avenue and follow it to Park Boulevard; turn left again.

From the South:

Take I-294 North to I-290 West. Exit at Thorndale Avenue and turn right. Turn left at Park Boulevard.

From Chicago:

Take I-290 West. Follow signs to Rockford, to 53 North. Exit Thorndale Avenue (Exit #5). Turn right. Go to next light, Park Boulevard; turn left.

From the West:

Take 355 North toward Rockford. Exit Thorndale Avenue (Exit #5). Turn right. Go to Park Boulevard; turn left.

From O'Hare Airport:

Take Mannheim Road South to Irving Park Road. Turn right on Irving Park Road to York Road. Turn right on York Road to Thorndale Avenue. Turn left on Thorndale to Park Boulevard. Turn right on Park Boulevard.

Parking:

There is free parking in front of the Wyndham Hotel Northwest Chicago.

DEAN FOODS COMPANY The Board of Directors Favors a Vote FOR Item 1.	Please mark your vote as indicated in this example.	/x/
		For All	Withhold All	For All Except*
1.	ELECTION OF DIRECTORS FOR A THREE YEAR TERM EXPIRING IN 2004: Nominees: 01 Lewis M. Collens, 02 Howard M. Dean, 03 Bert A. Getz and 04 J. Christopher Reyes	/ /	/ /	/ /	2.	In the discretion of the proxies, the transaction of such other business which may properly come before the meeting, all as described in the Notice of 2001 Annual Meeting.
	*(Except nominee(s) written above)
					Dated:	, 2001
					Signature of Stockholder(s)

					Important: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person.

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ADMISSION TICKET

Annual Meeting of Stockholders Wednesday, September 26, 2001 10:00 A.M. Central Time
Wyndham Hotel Northwest Chicago 400 Park Boulevard Itasca, IL 60143 Please present this ticket for admission.

PROXY

DEAN FOODS COMPANY
Solicited by the Board of Directors for the Annual Meeting of Stockholders
September 26, 2001

        The undersigned Stockholder of Dean Foods Company hereby appoints Eric A. Blanchard and Dale E. Kleber, and each of them, proxies, with power of substitution, to vote at the Annual Meeting of Stockholders of the Company to be held at the Wyndham Hotel Northwest Chicago, 400 Park Boulevard, Itasca, Illinois, on Wednesday, September 26, 2001, at 10:00 A.M., Central Time, or at any postponement or adjournment thereof, on the matters described on the reverse side.

The Board of Directors Favors a Vote FOR All Nominees.
The Shares Represented By This Proxy Will Be Voted As Directed On Item 1, But Where No
Direction is Indicated Will Be Voted FOR Item 1.

(Continued and to be signed on reverse side.)

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DIRECTIONS TO DEAN FOODS COMPANY
ANNUAL MEETING OF STOCKHOLDERS

WYNDHAM HOTEL NORTHWEST CHICAGO
400 Park Boulevard
Itasca, Illinois 60143
Telephone: (630) 773-4000

From the North:
Take Rt. 53 South to the Thorndale Avenue exit. Turn left on Thorndale Avenue and follow it to Park Boulevard; turn left again.

From the South:
Take I-294 North to I-290 West. Exit at Thorndale Avenue and turn right. Turn left at Park Boulevard.

From Chicago:
Take I-290 West. Follow signs to Rockford, to 53 North. Exit Thorndale Avenue (Exit #5). Turn right. Go to next light, Park Boulevard; turn left.

From the West:
Take 355 North toward Rockford. Exit Thorndale Avenue (Exit #5). Turn right. Go to Park Boulevard; turn left.

From O'Hare Airport:
Take Mannheim Road South to Irving Park Road. Turn right on Irving Park Road to York Road. Turn right on York Road to Thorndale Avenue. Turn left on Thorndale to Park Boulevard. Turn right on Park Boulevard.

QuickLinks

  NOTICE OF 2001 ANNUAL MEETING
  PROXY STATEMENT
  ELECTION OF DIRECTORS
  NOMINEES FOR ELECTION AT THE 2001 ANNUAL MEETING
  DIRECTORS WHOSE TERMS EXPIRE IN 2003
  DIRECTORS WHOSE TERMS EXPIRE IN 2002
  CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS
  EXECUTIVE COMPENSATION
  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
  REPORT OF COMPENSATION COMMITTEE
  REPORT OF THE AUDIT COMMITTEE
  AUDIT, FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION AND OTHER FEES
  PRINCIPAL HOLDERS OF VOTING SECURITIES
  INDEPENDENT ACCOUNTANTS
  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
  OTHER MATTERS
  DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR INCLUSION IN 2002 PROXY MATERIALS
  ADVANCE NOTICE REQUIREMENT FOR ANY NOMINATION OR MATTER TO BE RAISED BY A STOCKHOLDER
  DISCRETIONARY VOTING OF 2002 PROXIES
DIRECTIONS TO DEAN FOODS COMPANY ANNUAL MEETING OF STOCKHOLDERS